UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 12, 2013

OLD STONE CORPORATION
(Exact name of registrant as specified in its charter)

RHODE ISLAND
(State or other jurisdiction of incorporation)

0-8016	05-0341273
(Commission file number)	(IRS Employer Identification Number)

One Financial Plaza, 24th Floor, Providence, RI 02903
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 401-921-1591

N/A
(Former name or former address, if changed since last report)

Item 1.03.	Bankruptcy or Receivership.

On March 12, 2013, Allan M. Shine, the court-appointed permanent receiver for Old Stone Corporation (the “Company”) filed a Petition for Instructions and Final Report with the Rhode Island Superior Court seeking, among other things, approval for the proposed payment of outstanding amounts due the Company’s creditors, the payment of or reserve for certain administrative expenses, and the distribution of the remaining funds held by the Company to the holders of its outstanding Cumulative Voting Convertible Preferred Stock, Series B (the “Series B Preferred Stock”). If approved by the Court at a hearing scheduled for April 1, 2013, the receiver will set a record date for the distribution of funds to the holders of Series B Preferred Stock, and the Company will be dissolved. The final amount available for distribution is expected to be $551,864. No amounts will be payable to the holders of the Company’s common stock. A copy of the Petition for Instructions is being mailed to the registered holders of the Series B Preferred Stock and other interested parties.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD STONE CORPORATION
Registrant

By:	/s/ Allan M. Shine
Allan M. Shine, as and only as Receiver of Old Stone Corporation and not individually

Dated: March 19, 2013